Exhibit 10.3
                             QUESTAR CORPORATION
                        LONG-TERM STOCK INCENTIVE PLAN
                  (As Amended and Restated October 26, 2000)

Section 1.     Purpose

     The Questar Corporation Long-Term Stock Incentive Plan (the "Plan") is designed to encourage officers and selected key employees of and consultants to Questar Corporation and its affiliated companies (the "Company") to acquire a proprietary interest in the Company, to generate an increased incentive to contribute to the Company's future growth and success, and to enhance the Company's ability to attract and retain talented officers and employees. Accordingly, the Company, during the term of this Plan, may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other awards valued in whole or in part by reference to the Company's stock.

Section 2.     Definitions

     "Affiliate" shall mean any business entity in which the Company directly or indirectly has an equity interest deemed significant by the Company's Board of Directors.

     "Approved Termination" shall mean any retirement under the Company's Retirement Plan, with approval of the Board of Directors, or any termination of service on or after age 55, with approval of the Board.

     "Award" shall mean a grant or award under Section 6 through 10, inclusive, of the Plan, as evidenced in a written document delivered to a Participant as provided in Section 12(b).

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Management Performance Committee of the Board of Directors.

     "Common Stock" or "Stock" shall mean the Common Stock, no par value, of the Company. The term shall also include any Common Stock Purchase Rights attached to the Common Stock.

     "Company" shall mean Questar Corporation on a consolidated basis.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Disability" shall mean permanent and total disability within the meaning of Section 105(d)(4) of the Code.

     "Employee" shall mean any officer or key employee of or consultant to the Employer.

     "Employer" shall mean the Company and any Affiliate.

     "Fair Market Value" shall mean the regular closing benchmark price of the Company's Common Stock reported on the New York Stock Exchange on the date in question, or, if the Common Stock shall not have been traded on such date, the closing price on the next preceding day on which a sale occurred.

     "Family Member" shall mean the Participant's spouse, children, grandchildren, parents, siblings, nieces and nephews.

     "Fiscal Year" shall mean the fiscal year of the Company.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.

     "Nonqualified Stock Option" shall mean a stock option granted under
Section 6 that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

     "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8(c)(2) with respect to the applicable Performance Period.

     "Performance Period" or "Period" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned.

     "Performance Goals" shall mean the objectives established by the Committee for a Performance Period, for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Period are earned.

     "Performance Share" shall mean an Award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

     "Reduction in Force" shall mean an involuntary termination of employment due to economic conditions, sale of assets, shift in focus, or other reasons independent of the Participant's performance.

     "Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

     "Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

     "Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

     "Right" shall mean a Stock Appreciation Right granted under Section 7.

     "Stock Unit Award" shall mean an Award of Common Stock or units granted under Section 10.

     "Termination of Employment" shall mean the date on which a Participant actually notifies his/her supervisor of his/her resignation, in the case of a voluntary termination; and the date on which the Company actually notifies the Participant of his/her termination, in the case of an involuntary termination. This term, as defined, does not include termination of employment as the result of an Approved Termination, Disability, death, or Reduction in Force.

Section 3.     Administration

     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan, and to interpret the terms and provisions of the Plan. The Committee's decisions shall be binding upon all persons, including the Company, stockholders, an Employer, Employees, Participants, Designated Beneficiaries, and Family Members.

Section 4.     Eligibility

     Awards may only be granted to officers and key employees of or consultants to the Company or any Affiliate who have the capacity to contribute to the success of the Company. When selecting Participants and making Awards, the Committee may consider such factors as the Employee's functions and responsibilities and the Employee's past, present and future contributions to the Company's profitability and growth.

     Neither the members of the Committee nor any member of the Board who is not an Employee of the Company shall be eligible to receive awards.

     Nothing contained in the Plan or in any individual agreement pursuant to the terms of the Plan shall confer upon any Participant any right to continue in the employment of the Company or to limit in any respect the right of the Company to terminate the Participant's employment at any time and for any reason.

Section 5.     Maximum Amount Available for Awards and Maximum Award

     The aggregate number of shares of Common Stock that may be issued under Awards pursuant to this Plan on an annual basis shall not exceed one percent (1%) of the issued and outstanding shares of Common Stock as of the first day of each calendar year for which the Plan is in effect. Any shares available in any year using this formula that are not granted under this Plan or other plans in which stock is awarded to Employees would be available for use in subsequent years. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option or Right expires or is terminated unexercised as to any shares of Common Stock covered thereby, or any Award in respect of shares is forfeited for any reason under the Plan, such shares, to the extent not precluded by applicable law or regulation, shall be again available for Awards pursuant to the Plan.

     In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion, may take action. The Committee may adjust any or all of the number and kind of shares that thereafter may be awarded or optioned and sold or made the subject of Rights under the Plan, the number and kind of shares subject to outstanding Options and other Awards, and the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award.

     There is a maximum of 200,000 shares that can be the subject of Awards granted to any single Participant in any given fiscal year.

Section 6.     Stock Options

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations, applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any implementing regulations.

     (b) Option Price. The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee, in its sole discretion, may specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable earlier than six months after the date of such grant or after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

     (d) Transferability. Participants are allowed to transfer vested Nonqualified Stock Options to Family Members or family trusts, provided that such options were granted as of and after February 10, 1998 and provided that such transfers are made and transferred Options are exercised in accordance with procedural rules adopted by the Committee.

Section 7.     Stock Appreciation Rights

     (a) The Committee may, with sole and complete authority, grant Rights in tandem with an Option. Rights shall not be exercisable earlier than six months after grant, shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

     (b) A Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Right over the grant price thereof. The Committee shall determine whether such Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

Section 8.     Performance Shares

     (a) The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such shares for each Performance Period and to determine the duration of each Performance Period and the value of each Performance Share. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

     (b) Once the Committee decides to use Performance Shares, it shall establish Performance Goals for each Period on the basis of criteria selected by it. During any Period, the Committee may adjust the Performance Goals for such Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (c) As soon as practicable after the end of a Performance Period, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established Performance Goals. Payment Values of earned Performance Shares shall be distributed to the Participant or as soon as practicable after the expiration of the Performance Period and the Committee's determination. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock.

Section 9.     Restricted Stock and Restricted Stock Units

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or the Participant's legal representative. Payment for Restricted Stock Units shall be made to the Company in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

Section 10.    Other Stock Based Awards

     (a) In addition to granting Options, Rights, Performance Shares, Restricted Stock, Restricted Stock Units, the Committee shall have authority to grant Stock Unit Awards to Participants that can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole and complete discretion at the time of grant.

     (b) Any shares of Common Stock that are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

     Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50 percent of the Fair Market Value of such Common Stock on the date such Award is granted.

     Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant. Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment. In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

     (c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to an Award.

Section 11.    Termination of Employment

     The following provisions define a Participant's status in the event of termination of employment:

     (a) Options and Rights. If a Participant shall cease to be employed by the Company or an Affiliate either directly or in a consulting role, any Option and any Right granted to him under the Plan shall terminate in accordance with the following rules:

          (1) A Participant who terminates employment for any reason other than Approved Termination, Disability, death, or Reduction in Force shall lose the right to exercise any Options or Rights as of Termination of Employment. Any Options transferred to a Family Member or family trust shall also be terminated as of the Participant's Termination of Employment for any reason other than Approved Termination, Disability, death or Reduction in Force.

          (2) A Participant who terminates employment as a result of an Approved Termination shall have a period of time specified in the individual agreements by which Options are granted to exercise such Options or Rights.

          (3) A Participant who is Disabled shall have 12 months after Termination of Employment in which to exercise an Option or Right.

          (4) A Participant whose employment is terminated as a result of a Reduction in Force shall have 30 days from the date on which he is notified of his termination to exercise any Options or Rights that were vested as of the date of notification.

          (5) Upon the death of a Participant during employment, the Participant's Designated Beneficiary shall have 12 months from the date of death to exercise the Participant's Option or Right. Upon the death of a Participant after an Approved Termination but within the period specified by the Committee to exercise Options or Rights after the Participant's Approved Termination, the Participant's Designated Beneficiary shall have the period specified by the Committee to exercise the Option or Right.

          (6) The foregoing notwithstanding, a Participant or the Participant's Designated Beneficiary shall not be permitted to exercise an Option or Right after the expiration date and a Participant shall forfeit any Options or Rights upon a determination made by the Board that the Participant has accepted employment or provided consulting services to a direct competitor of the Company.

     (b) Restricted Stock. If a Participant terminates employment before the end of the Restricted Period for a reason other than death, Approved Termination, Disability, Change of Control, or Reduction in Force, the Participant shall forfeit all shares of Restricted Stock as of Termination of Employment. If a Participant terminates employment as a result of death, Approved Termination, Change of Control, or Reduction in Force, the Committee, in its sole discretion, shall determine what portion, if any, of the Restricted Stock shall be freed from restrictions.

     (c) Performance Shares and Other Awards. If a Participant ceases to be an Employee before the end of any Performance Period as a result of death, Approved Termination, Disability, or Reduction in Force, the Committee may authorize the payment to such Participant or his Designated Beneficiary of a pro rata portion of the amount that would have been paid to him had he continued as an Employee to the end of the Performance Period.
In the event a Participant terminates employment for any other reason, any amounts for outstanding Performance Periods shall be forfeited as of Termination of Employment.

Section 12.    General Provisions

     (a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, the Committee shall require the Participant to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

     (b) Awards. Each Award shall be evidenced in writing delivered to the Participant and shall specify the terms and conditions and any rules applicable to such Award.

     (c) Nontransferability. Except as provided in Section 6(d), no Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

     (d) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until becoming the holder. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (e) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Utah.

     (f) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on March 1, 1991. No Options or Awards may be granted under the Plan, however, until the Plan is approved by the Company's shareholders or after May 20, 2001.

     (g) Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934.

     (h) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which an Option or Right becomes exercisable; a Performance Share is deemed earned; Restricted Stock becomes nonforfeitable; or to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

Section 13.    Change of Control.

     In the event of a Change of Control of the Company, all Options, Restricted Stock, and other Awards granted under the Plan shall vest immediately.

     A Change in Control of the Company shall be deemed to have occurred if
(i) any "Acquiring Person" (as such term is defined in the Rights Agreement dated as of February 13, 1996, between the Company and ChaseMellon Shareholder Services L.L.C. ("Rights Agreement")) is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of May 19, 1998, constitute the Company's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company's stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.